UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

Tamalpais Bancorp

(Exact name of registrant as specified in its charter)

California	0-50878	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Las Gallinas Ave.

San Rafael, California 94903

(Address of principal executive offices including Zip Code)

(415) 526-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2009, the Boards of Directors of Tamalpais Bancorp (the “Company”) and its subsidiary, Tamalpais Bank (the “Bank”), approved forms of indemnification agreement for the respective directors and officers. These agreements require the Company and the Bank, among other things, to indemnify their directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, and to advance their expenses incurred as a result of a proceeding as to which they may be indemnified. These indemnification agreements are intended to provide indemnification rights to the fullest extent permissible under applicable indemnification rights statutes in the State of California and will be in addition to any other rights that the indemnitee may have under the Company’s and the Bank’s articles of incorporation, bylaws and applicable law. In addition, the indemnification agreements are subject to the requirements and limitations under federal law, rules, regulations and orders regarding indemnification including Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the FDIC’s rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMALPAIS BANCORP

Date: October 26, 2009	By:	/s/ MARK GARWOOD
Mark Garwood
Chief Executive Officer

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